UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  May 28, 2003

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007

(Address of principal executive offices)

(847) 700-4000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9.            Regulation FD Disclosure

UAL Corporation filed its monthly operating report for the period April 1, 2003, through April 30, 2003, with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, a copy of which is attached hereto as Exhibit 99.1, in connection with its voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code in Case Nos. 02-48191 through 02-48218.

Item 7.             Financial Statements and Exhibits.

(c) Exhibits          Description

    Monthly Operating Report of UAL Corporation for the period April 1, 2003, through April 30, 2003
    Press Release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Francesca M. Maher__________
Name:	Francesca M. Maher
Title:	Senior Vice President,
General Counsel and Secretary

Dated:  May 28, 2003